EXHIBIT 23.2

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sola International Inc. for the registration of $250,000,000 of common stock and/or debt securities and to the incorporation by reference therein of our report dated May 6, 1997, with respect to the consolidated financial statements and schedule of Sola International Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.


Palo Alto, California

February 9, 1998
                                                 /s/  Ernst & Young LLP
                                                 -------------------------
                                                 ERNST & YOUNG LLP